UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2021
Biohaven Pharmaceutical Holding Company Ltd.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38080	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Biohaven Pharmaceuticals, Inc.
215 Church Street
New Haven, Connecticut 06510
(Address of principal executive offices, including zip code)
(203) 404-0410
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, no par value	BHVN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2021, the Board of Directors (the “Board”) of Biohaven Pharmaceutical Holding Company Ltd. (the “Company”) increased the size of the Board from seven to eight directors pursuant to the provisions of the Company’s Memorandum and Articles of Association and appointed Kishan Mehta as a director. Mr. Mehta will serve in the class of directors whose term will expire at the Company’s 2022 Annual Meeting of Shareholders. There is no arrangement or understanding between Mr. Mehta and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Mehta and any of the Company’s other directors or executive officers. In January 2020, the Company granted 7,500 restricted share units to Mr. Mehta in connection with his work as a consultant for the Company in 2019, the value of which exceeded $120,000. The restricted share units vest in four equal installments, with the first installment vesting on the grant date and the following three installments on each anniversary of the grant date, subject to Mr. Mehta’s continuous service through each vesting date. Other than the grant of 7,500 restricted share units in January 2020, since the beginning of the Company’s last fiscal year, there are no other transactions in which the Company was or is to be a participant and in which Mr. Mehta or any member of his immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

In accordance with the Company’s compensation policy for non-employee directors, on June 15, 2021, Mr. Mehta was granted an option to purchase 13,004 shares of the Company’s common shares at an exercise price of $93.21 per share, the closing price of the Company’s common shares on the date of grant. The shares underlying this option will vest ratably in three annual installments on each anniversary of the grant date, subject to Mr. Mehta’s continuous service through each vesting date. Additionally, Mr. Mehta will be entitled to receive a $50,000 annual retainer for his service as a director.

Item 7.01 Regulation FD Disclosure.

On June 17, 2021, the Company issued a press release announcing Mr. Mehta’s appointment to the Board. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report.

The information in set forth in this Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release, dated June 17, 2021, “Biohaven Appoints Kishan Mehta to Board of Directors.”
104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 22, 2021

Biohaven Pharmaceutical Holding Company Ltd.

By:	/s/ Vlad Coric, M.D.
Vlad Coric, M.D.
Chief Executive Officer

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